UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Liberty Lane Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-2165700

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Liberty Lane
Hampton, New Hampshire	03842

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one-half of one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at an exercise price of $7.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-149886
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the units, common stock and warrants of Liberty Lane Acquisition Corp. (the “Registrant”). The description of such units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-149886), originally filed with the Securities and Exchange Commission on March 25, 2008, as thereafter amended and supplemented (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: May 16, 2008

LIBERTY LANE ACQUISITION CORP.
By:	/s/ Paul M. Meister
Paul M. Meister
Chief Executive Officer and President